Exhibit 10.1
STATEMENT OF ACCURACY & AUTHORIZATION TO OBTAIN INFORMATION

PERSONAL IDENTITY DETAILS

Name:	Thomas J Virgin
Address:	110 110th Avenue NE
Bellevue, WA 98004

BUSINESS ENTITY DETAILS

Business Name:	Hipcricket, Inc.	Year of Incorporation:	2000
Address:	110 110th Avenue NE, Suite 410	State of Incorporation:	DE
	Bellevue, WA 98004	Federal Tax ID:	20-0122076
Phone:	425 449 4215
Entity Type:	Corporation

Patriot Act Notice: Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account, including your name, address, date of birth and other information that will allow us to verify your identity.

STATEMENT OF ACCURACY
The statements made in and documents attached to this agreement are true and accurate to the best of my/our knowledge and belief.

DECLARATION

 I/We authorize Fast Pay Partners  (FPP) to obtain whatever information regarding employment, bank accounts, and/or outstanding credit (mortgage, auto, personal, home improvement, charge cards, credit unions, etc.) that FPP deems to necessary in connection with this application or in the course of review or collection of any credit extended in reliance on this application. I/We authorize and instruct any consumer credit agency, commercial credit reporting agency, business or person to compile and furnish to FPP any such information regarding us or our business(es) as may be requested by FPP and agree that such information, along with this application, shall remain FPP’s property whether or not the application is approved. This authorization will be valid for a period of two years from the date below or as long as applicant has an outstanding balance with FPP. A photocopy of this authorization will be as valid as the original. I/We authorize Fast Pay to verify or check any of the information given, including credit references and employment and to obtain credit bureau reports as Fast Pay deems necessary. I/We also authorize Fast Pay to record a UCC-1 Financing Statement reflecting a lien on all my/our assets to expedite the processing of secure amounts due under the contemplated transaction and if the transaction is not consummated, a UCC-3 Termination Statement will be provided upon your request.

FINANCING AND SECURITY AGREEMENT
INTRODUCTION

This Financing and Security Agreement (“Agreement”) is made and entered into on June 2, 2014 by and between Hipcricket, Inc. (“Seller”), and Fast Pay Partners LLC, a Delaware limited liability company (“Purchaser”). Seller has agreed to sell and Purchaser has agreed to purchase Accounts for which Purchaser will make Advances of the Purchase Price.  Purchaser is agreeable to providing this facility, provided that Seller agrees to the provisions of this Agreement.

GENERAL RATES AND FEES
The items referenced below are subject to and defined within the provisions of the Agreement:
(a) Maximum Line Amount: Five Million Dollars ($5,000,000.00)
(b) Advance Rate: Seventy Percent (70.0%) of gross value of Invoices
(c) Minimum Invoice Size: Five thousand dollars ($5,000)
(d) Initial Factoring Fee: One Point Two Five Percent (1.25%) flat fee, based on gross value of the Invoice, for initial 30 day period
(e) Additional Factoring Fee: One Point Two Five Percent (1.25%) prorated daily on the gross value of the Invoiced amount outstanding, commencing on day 30
(f) Misdirected Payment Fee: Repayment of all Advances must be paid by the Account Debtor directly to FPP.  In the event an Account Debtor fails to pay Purchaser directly, FPP will provide Seller a grace period of five (5) business days to notify FPP of any Misdirected Payment and to forward the full amount of the Misdirected Payment to FPP otherwise Seller may be assessed a Misdirected Payment Fee equaling 20% of the amount of such payment.
(g) Concentration Limit: The percentage of any debt from a single debtor over the total amount outstanding from Seller’s purchased accounts must remain below 25%.  In the event the percentage exceeds 25%, FPP may exercise Purchaser’s right not to purchase more accounts from said debtor.
(h) Closing Fee: Twenty-five Thousand Dollars ($25,000.00)
(i) Wire Fee: An amount equal to Thirty-Five Dollars ($35.00) to cover fees and costs associated with incoming and outgoing wire transfers to/from the Lockbox or as between Purchaser/Seller.
(j) Termination: Seller may terminate this agreement at any time upon written notice to Purchaser whereupon this Agreement shall terminate upon successful repayment of all outstanding Obligations.

SIGNATURES

By their signatures below, the parties represent they have read, understand and agree to be bound by the Financing and Security Agreement, including the Standard Terms and Conditions referenced herein.

SELLER AND PURCHASER have executed this Agreement through their authorized officers as of the date set forth above.

“SELLER” Hipcricket, Inc. /s/ Thomas J. Virgin Name: Thomas J Virgin Title: CFO	“PURCHASER” Fast Pay Partners LLC /s/ Jed Simon Name: Jed Simon Title: President

Contact Information: Hipcricket, Inc. 110 110th Avenue NE, Suite 410 Bellevue, WA 98004 Ph: 425 449 4215	Contact Information: Fast Pay Partners 9300 Wilshire Blvd, Suite 550 Beverly Hills, CA 90212 Ph: (310) 651-9201

FINANCING AND SECURITY AGREEMENT STANDARD TERMS AND CONDITIONS

1. Sale; Purchase Price; Billing
1.1. Assignment and Sale
1.1.1. Seller shall offer to sell to Purchaser as absolute owner, with full recourse, such of Seller's Accounts as submitted to Purchaser for purchase.
1.1.2. Each Account submitted by Seller for purchase shall be accompanied by such documentation supporting and evidencing the Account.
1.1.3. Purchaser may not purchase any Account which will cause the unpaid balance of Purchased Accounts to exceed the Maximum Line Amount.
1.1.4. Accounts submitted to Purchaser must exceed Minimum Invoice Size as stated within the General Rates and Fees, except as otherwise agreed by both parties in an Authenticated Record.
1.1.5. Purchaser shall pay the Purchase Price, of any Purchased Account, less any amounts due to Purchaser from Seller, including, without limitation, any amounts due under Sections 2.1 and 3.1 hereof, to Seller within five (5) business days of the Purchase Date, whereupon the Accounts shall be deemed purchased hereunder.
1.1.7. Upon execution of this Agreement, Seller shall pay the Closing Fee.
1.1.8. All Purchases shall be made at the absolute sole discretion of the Purchaser.
1.2. Billing.  Purchaser may send a monthly statement to all Payors itemizing their account activity during the preceding billing period. All Payors will be instructed to make payments to Purchaser.

2. Reserve Account
2.1. Seller shall pay to Purchaser on demand the amount of any Reserve Shortfall.
2.2. Upon request of the Seller, Purchaser shall pay to Seller any amount by which the Reserve Account exceeds the Required Reserve, unless reserve is necessary to cover other Obligations of the Seller.
2.3. Purchaser may charge the Reserve Account with any Obligation.
2.4. Purchaser may pay any amounts due Seller hereunder by a credit to the Reserve Account.
2.5. Purchaser may retain the Reserve Account until Complete Termination.

3. Exposed Payments
3.1. Upon termination of this Agreement Seller shall pay to Purchaser (or Purchaser may retain), to hold in a non-segregated non-interest bearing account, the amount of all Exposed Payments (the “Preference Reserve”).
3.2. Purchaser may charge the Preference Reserve with the amount of any Exposed Payments that Purchaser pays to the bankruptcy estate, receivership estate, assignee for benefit of creditors, creditor body or representative of any of the foregoing of the Payor that made the Exposed Payment or on whose behalf such Exposed Payment was made, on account of a claim asserted under Sections 547, 548, 549 or 550 of the Bankruptcy Code or any equivalent type state or federal law, rule or regulation.
3.3. Purchaser shall refund to Seller from time to time that balance of the Preference Reserve for which a claim under Sections 547, 548, 549 or 550 of the Bankruptcy Code or any equivalent type state or federal law, rule or regulation can no longer be asserted against the Exposed Payments due to the passage of the statute of limitations, settlement with the bankruptcy estate, receivership estate, assignee for benefit of creditors, creditor body or representative of any of the foregoing.

4. Authorization for Purchases.  Subject to the terms and conditions of this Agreement, Purchaser is authorized to purchase Accounts upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Seller.

5. Fees and Expenses. Seller shall pay to Purchaser:
5.1. Factoring Fee.  The Initial Factoring Fee and Additional Factoring Fee shall be due on the date on which a Purchased Account is Closed.
5.2. Misdirected Payment Fee. Any Misdirected Payment Fee immediately upon its accrual.
5.3. Out-of-pocket Expenses. The out-of-pocket expenses directly incurred by Purchaser in the administration of this Agreement such as wire transfer fees (“Wire Fee”), postage and audit fees. Seller shall not be required to pay for more than four audits per twelve-month period.

6. Repurchase Of Accounts.  Purchaser may require that Seller repurchase, by payment of the then unpaid Face Amount thereof, together with any unpaid fees relating to the Purchased Account on demand, or, at Purchaser's option, by Purchaser's charge to the Reserve Account:
6.1. Any Purchased Account, the payment of which has been disputed by the Payor or the Account Debtor obligated thereon, Purchaser being under no obligation to determine the bona fides of such dispute;
6.2. Any Purchased Account regarding which Seller has breached any representation or warranty as set forth in the Section 13.
6.3. Any Purchased Account owing from an Account Debtor or Payor which (a) in Purchaser’s reasonable credit judgment has become insolvent or (b) has indicated an inability or unwillingness to pay the Purchased Account when due;
6.4. All Purchased Accounts upon the occurrence of an Event of Default, or upon the termination date of this Agreement; and
6.5. Any Purchased Account that remains unpaid beyond the Late Payment Date.

7. Security Interest
7.1. As collateral securing the Obligations, Seller grants to Purchaser a continuing first priority security interest in the Collateral.
7.2. Notwithstanding the creation of this security interest, the relationship of the parties shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.

8. Clearance Days.  For all purposes under this Agreement, Clearance Days will be added to the date on which Purchaser receives any payment if such payment is received other than by wire directly to the Lockbox.

9. Authorization to Purchaser
9.1.  Power of Attorney: Seller grants to Purchaser an irrevocable power of attorney coupled with an interest authorizing and permitting Purchaser (acting through any of its employees, attorneys or agents) at any time, at its option but without obligation, with or without notice to Seller, and at Seller's sole expense, to do any or all of the following, in Seller's name or otherwise: Seller irrevocably authorizes Purchaser at Seller's expense, to exercise at any time any of the following powers until all of the Obligations have been paid in full:
9.1.1. Receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, any and all proceeds of any collateral securing the Obligations or the proceeds thereof;
9.1.2. Take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization upon Purchaser’s Accounts;
9.1.3. With respect to any of the following established or issued for the benefit of Seller, either individually or as a member of a class or group, file any claim under (a) any bond or (b) under any trust fund;
9.1.4. Pay any sums necessary to discharge any lien or encumbrance which is senior to Purchaser's security interest in any assets of Seller, which sums shall be included as Obligations hereunder, and in connection with which sums the Late Charge shall accrue and shall be due and payable;
9.1.5. File in the name of Seller or Purchaser or both: (a) Mechanic’s lien or related notices, or (b) Claims under any payment bond, in connection with goods or services sold by Seller in connection with the improvement of realty;
9.1.6. Notify any Payor obligated with respect to any Account, that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser;

9.1.7. Communicate directly with Seller’s Payors to verify the amount and validity of any Account created by Seller;
9.1.8. After an Event of Default:  (a) Change the address for delivery of mail to Purchaser and to receive and open mail addressed to Seller; (b) Extend the time of payment of, compromise or settle for cash, credit, return merchandise, and upon any terms or conditions, any and all Accounts and discharge or release any account debtor or other obligor (including filing of any public record releasing any lien granted to Seller by such account debtor), without affecting any of the Obligations;
9.1.9 Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by Purchaser with respect to the foregoing shall be added to and become part of the Obligations. In no event shall Purchaser's rights under the foregoing power of attorney or any of Purchaser's other rights under this Agreement be deemed to indicate that Purchaser in control of the business, management of properties of Seller;
9.1.10. File any initial financing statements and amendments thereto that: (a) Indicate the collateral as all assets of the Seller or words of similar effect, regardless of whether any particular asset comprised in the collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail; (b) Contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Seller is an organization, the type of organization, and any organization identification number issued to the Seller and, (ii) in the case of a financing statement filed as a fixture filing or indicating collateral to be as-extracted collateral or timber to be cut, a sufficient description of real property to which the collateral relates; and (c) Contain a notification that the Seller has granted a negative pledge to the Purchaser, and that any subsequent lienor may be tortuously interfering with Purchaser’s rights;
9.1.11. Advises third parties that any notification of Seller’s Account Debtors will interfere with Purchaser’s collection rights; and
9.1.12. File any Correction Statement in the name of Seller under Section 9-518 of the Uniform Commercial Code that Purchaser reasonably deems necessary to preserve its rights hereunder.
9.2. Seller authorizes Purchaser to accept, endorse and deposit on behalf of Seller any checks tendered by an account debtor “in full payment” of its obligation to Seller. Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller's claims, under §3-311 of the Uniform Commercial Code, or otherwise.
9.3. Seller grants Purchaser ownership and full license to use any data collected during the Term of this contract provided that no personally identifiable information is disclosed to the public.

10. ACH Authorization.
10.1. In order to satisfy any of the Obligations, Seller authorizes Purchaser to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Seller. Purchaser shall provide Seller with two (2) days advance notice of its intention to initiate electronic debit entries of Seller’s deposit account through the ACH system. Such notice may be provided electronically. If an ACH debit request is not honored by the financial institution, for any reason, Seller agrees to immediately pay, in the form of a check, money order or cash, such sums as are necessary to bring the balance then due hereunder current, and Seller will be subject to such fees or charges for non-payment, as if Client had delivered a NSF check or made no payment to Purchaser.
10.2. Seller is not required to sign this Authorization as a condition to obtaining any extension of credit from Purchaser. This Authorization is made at Seller’s request to aid its ability to timely pay amounts due Purchaser.

11. Electronic Transactions Authorization. The Parties agree that all business between one another shall be conducted by electronic means and adopt the provisions of the California Uniform Electronic Transactions Act (UETA) as set forth in California Civil Code, Division 3, Part 2, Title 2.5, Sections 1633.1 – 1633.17, inclusive.  Each document that is subject to or provided in furtherance of this Agreement, all documents provided in furtherance thereof, as amended, modified or supplemented from time to time that a party has sent to the other by electronic means or the Seller has clicked to approve to adopt this agreement or Seller submits through the Online Reporting System shall be intended as and constitute an original and deemed to contain a valid signature for all purposes acknowledging and consenting to the terms of the agreement applicable thereto.  In furtherance of the above, the Seller hereby authorizes Purchaser to regard the Seller’s printed name or electronic approval for any document, agreement, assignment schedules or invoices as the equivalent of a manual signature by one of the Seller's authorized officers or agents.  The Seller’s failure to promptly deliver to Purchaser any schedule, report, statement, writing or other information (“Record”) required by this Agreement or any document related hereto shall not affect, diminish, modify or otherwise limit Purchaser’s security interests in the Collateral. Purchaser may rely upon, and assume the authenticity of, any such electronic approval, and any material applicable to such approval as the duly confirmed, authorized and approved signature of the Seller by the person approving same, shall constitute an “authenticated” record for all purposes (including, without limitation, the Uniform Commercial Code) and shall satisfy the requirements of any applicable statute of frauds. Seller is not required to agree to conduct business pursuant to the UETA and the purchase of Accounts of Advance being granted in furtherance of this Agreement is not conditioned upon Seller agreeing to conduct business in accordance with the UETA.  Seller may terminate this Electronic Transactions Authorization by providing PURCHASER with not less than ten (10) days written notice as provided in Section 35.1, below. Thereafter, Seller shall incur and be responsible to pay PURCHASER a “Manual Reporting Fee” for any Record when submitted to PURCHASER.

12. Covenants By Seller
12.1. After written notice by Purchaser to Seller, and automatically, without notice, after an Event of Default, Seller shall not, without the prior written consent of Purchaser in each instance, (a) grant any extension of time for payment of any of its Accounts, (b) compromise or settle any of its Accounts for less than the full amount thereof, (c) release in whole or in part any Payor, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.
12.2. From time to time as requested by Purchaser, at the sole expense of Seller, Purchaser or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Seller's books and records, and Seller shall permit Purchaser or its designee to make copies of such books and records or extracts therefrom as Purchaser may request. Without expense to Purchaser, Purchaser may use any of Seller's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Purchaser, in its sole discretion, deems appropriate. Seller hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Purchaser at Seller's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Seller.

12.3. Before sending any Invoice to an Account Debtor, Seller shall mark same with a notice of assignment as may be required by Purchaser.
12.4. Seller shall pay when due all payroll and other taxes, and shall provide proof thereof to Purchaser in such form as Purchaser shall reasonably require.
12.5. Seller shall not create, incur, assume or permit to exist, any lien upon or with respect to any assets in which Purchaser now or hereafter holds as a security interest.
12.6. Notwithstanding Seller’s obligation to pay the Misdirected Payment Fee, Seller shall pay to Purchaser on the next banking day following the date of receipt by Seller, the amount of any payment on account of a Purchased Account.
12.7. Avoidance Claims
12.7.1. Seller shall indemnify Purchaser from any loss (including defense costs, expenses and attorneys’ fees) arising out of the assertion, defense, or judgment or otherwise of any Avoidance Claim, and shall pay to Purchaser on demand the amount thereof.
12.7.2. Seller shall notify Purchaser within two business days after Seller becomes aware of the assertion of an Avoidance Claim.
12.7.3. This provision shall survive termination of this Agreement.

13. Account Disputes.  Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account, at Seller's sole cost and expense. Purchaser may, but is not required to, attempt to settle, compromise, or litigate (collectively, “Resolve”) the dispute upon such terms, as Purchaser in its sole discretion deem advisable, for Seller's account and risk and at Seller's sole expense. Upon the occurrence of an Event of Default, Purchaser may Resolve such issues with respect to any Account of Seller.

14. Representation and Warranties. Seller represents and warrants that:
14.1. Existence and Power. If Seller is a partnership, limited liability company, or corporation, Seller is and will continue to be duly authorized, validly existing and in good standing under the laws of the jurisdiction of its organization until all of the Obligations have been paid in full. Seller is and will continue to be qualified and licensed in all jurisdictions in which the nature of the business transacted by it, or the ownership or leasing of its property, make such qualification of licensing necessary, and Seller has and will continue to have all requisite power and authority to carry on its business as it is now, or may hereafter be, conducted.
14.2. Authority. Seller is, and will continue to be, duly empowered and authorized to enter into, and grant security interests in its property, pursuant to and perform its obligations under, this Agreement, and all other instruments and transactions contemplated hereby or relating hereto. The execution, delivery and performance by Seller of this Agreement, and all other instruments and transactions contemplated hereby or relating hereto, have been duly and validly authorized, are enforceable against the Seller in accordance with their terms, and do not and will not violate any law or any provision of, nor be grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon Seller, or any of its property, including without limitation, Seller's Operating Agreement, Partnership Agreement, Articles of Incorporation, By-Laws and any Shareholder Agreements (as applicable).
14.3. Name; Trade Names and Styles. Seller has set forth above Seller’s absolutely true and correct name. Listed below is each prior true name of Seller and each fictitious name, trade name and trade style by which Seller has been, or is now known, or has previously transacted, or now transacts business, as aforementioned noted.  Seller shall provide Purchaser with thirty (30) days advance written notice before doing business under any other name, fictitious name, trade name, or trade style. Seller has complied, and will hereafter comply, with all laws relating to the conduct of business under, the ownership of property in, and the renewal or continuation of the right to use, a corporate, fictitious or trade name or trade style.
14.4 Place of Business; Location of Collateral. Seller's books and records including, but not limited to, the books and records relating to Seller's Accounts, are and will be kept and maintained at Seller's Address unless and until Purchaser otherwise consents in writing. In addition to Seller's Address, Seller has places of Business and Collateral located only at the following locations, as aforementioned noted. Seller will provide Purchaser with at least thirty (30) days advance written notice in the event Seller moves the Collateral, or obtains, opens or maintains any new or additional place(s) for the conduct of Seller's business or the location of any Collateral, or closes any existing place of business.

14.5 Title to Collateral; Liens. With the exception of Accounts Purchased hereunder where title vests with Purchaser, Seller is now, and will at all times hereafter be, the true, lawful and sole owner of all the Collateral., except for the security interest granted to Purchaser the Collateral now is and will hereafter remain, free and clear of any and all liens, charges, security interests, encumbrances and adverse claims. Except as expressly provided to the contrary in this Section, Purchaser now has, and will hereafter continue to have, a fully perfected and enforceable first priority security interest in all of the Collateral, and Seller will at all times defend Purchaser and the Collateral against all claims and demands of others.
14.6. Each and every Purchased Account sold and assigned to Purchaser shall, on the date the assignment is made and thereafter, comply with all of the following representations, warranties and covenants: (a) each Purchased Account represents an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Seller's business; (b) each Purchased Account is owned by Seller free and clear of any and all deductions, disputes, liens, security interests and encumbrances; (c) the Account Debtor has received and accepted the goods sold and services rendered which created the Purchased Account and the invoice therefore and will pay the same without any dispute; (d) no Account Debtor on any Purchased Account is a shareholder, director, partner or agent of Seller, or is a person or entity controlling, controlled by or under common control with Seller; and (e) no Purchased Account is owed by an Account Debtor to whom Seller is or may become liable in connection with goods sold or services rendered by the Account Debtor to Seller or any other transaction or dealing between the Account Debtor and Seller. Immediately upon discovery by Seller that any of the foregoing representations, warranties, or covenants are or have become untrue with respect to any Purchased Account, Seller shall immediately give written notice thereof to Purchaser.
14.7. Seller has not received notice or otherwise learned of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable account debtor regarding Purchased Accounts.

15. Indemnification. Seller agrees to indemnify Purchaser against and save Purchaser harmless from any and all manner of suits, claims, liabilities, demands and expenses (including reasonable attorneys' fees and collection costs) resulting from or arising out of this Agreement, whether directly or indirectly, including the transactions or relationships contemplated hereby (including the enforcement of this Agreement), and any failure by Seller to perform or observe its obligations under this Agreement.

16. Disclaimer of Liability. In no event will Purchaser be liable to Seller for any lost profits, lost savings or other consequential, incidental or special damages resulting from or arising out of or in connection with this agreement, the transactions or relationships contemplated hereby or purchaser's performance or failure to perform hereunder, even if purchaser has been advised of the possibility of such damages.

17. Default
17.1. Events of Default. The occurrence of any one of more of the following shall constitute an Event of Default hereunder: (a) Seller fails to pay or perform any Obligation as and when due; (b) there shall be commenced by or against Seller any voluntary or involuntary case under the United States Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets, or Seller makes or sends notice of a bulk transfer; (c) Seller or any guarantor of the Obligations shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due or is left with unreasonably small capital; (d) any lien, garnishment, attachment, execution or the like is issued against or attaches to the Seller, the Purchased Receivables, or the Collateral; (e) Seller shall breach any covenant, agreement, warranty, or representation set forth herein; (f) Seller delivers any document, financial statement, schedule or report to Buyer which is false or incorrect in any material respect; (g) Purchaser, at any time, acting in good faith and in a commercially reasonable manner, deems itself insecure with respect to the prospect of repayment or performance of the Obligations; or (h) any present or future guarantor of the Obligations revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Purchaser or any affiliate of Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever.

17.2. Waiver of Notice. PURCHASER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM THERETO.
17.2.1. The failure of Purchaser at any time or times hereafter to require Seller strictly to comply with any of the provisions, warranties, terms or conditions of this Agreement or any other present or future instrument or agreement between Seller and Purchaser shall not waive or diminish any right of Purchaser thereafter to demand and receive strict compliance therewith and with any other provision warranty, term and condition; and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto and whether of the same or of a different type. None of the provisions, warranties, terms or conditions of this Agreement or other instrument or agreement now or hereafter executed by Seller and delivered to Purchaser shall be deemed to have been waived by any act or knowledge of Purchaser or its agents or employees, but only by a specific written waiver signed by an officer of Purchaser and delivered to Seller. Seller waives any and all notices or demands which Seller might be entitled to receive with respect to this Agreement, or any other agreement by virtue of any applicable law. Seller hereby waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, Account, general intangible, document or guaranty at any time held by Purchaser on which Seller is or may in any way be liable, and notice of any action taken by Purchaser unless expressly required by this Agreement. Seller hereby ratifies and confirms whatever Purchaser may do pursuant to this Agreement and agrees that Purchaser shall not be liable for the safekeeping of the Collateral or any loss or damage thereto, or diminution in value thereof, from any cause whatsoever, any act or omission of any carrier, warehouseman, bailee, forwarding agent or other person, or any act of commission or any omission by Purchaser or its officers, employees, agents, or attorneys, or any of its or their errors of judgment or mistakes of fact or of law.
17.3. Effect of Default
17.3.1. Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this Agreement or applicable law, Purchaser may immediately terminate this Agreement, at which time all Obligations shall immediately become due and payable without notice.
17.3.2. The Late Charge shall accrue and is payable on demand on any Obligation not paid when due.

18. Remedies
18.1 Generally. Upon the occurrence of any Event of Default, and at any time thereafter, Purchaser, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Seller) may do any one or more of the following: (a) Cease advancing money or extending credit to or for the benefit of Seller under this Agreement, and any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Seller hereby authorizes Purchaser without judicial process to enter onto any of the Seller's premises without hindrance to search for, take possession of, keep, store, or remove any of the Collateral and remain on such premises or cause a custodian to remain thereon in exclusive control thereof without charge for so long as Purchaser deems necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Purchaser seek to take possession of any or all of the Collateral by Court process or through a receiver, Seller hereby irrevocable waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Purchaser retain possession of and not dispose of any such Collateral until after trial or final judgment; (d) Require Seller to assemble any or all of the Collateral and make it available to Purchaser at a place or places to be designated by Purchaser which is reasonably convenient to Purchaser and Seller, and to remove the Collateral to such locations as Purchaser may deem advisable; (e) Place a receiver in exclusive control of Seller’s business and/or any or all of the Collateral, in order to assist Purchaser in enforcing its rights and remedies; (f) Sell, reclaim, lease or otherwise dispose of all or any portion of the Collateral in its condition at the time Purchaser obtains possession or after further manufacturing, processing or repair; at any one or more public and/or private sale(s) (including execution sales); in lots or in bulk; for cash, exchange for other property or on credit; and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Purchaser shall have the right to conduct such disposition on Seller's premises without charge for such time or times as Purchaser deems fit, or on Purchaser's premises, or elsewhere and the Collateral need not be located at the place of disposition. Purchaser may directly or through any affiliated company purchase or lease any Collateral at any such public disposition and, if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Seller of any liability Seller may have if any Collateral is defective as to title or physical condition at the time of sale; (g) Demand payment of, and collect any Accounts, Instruments, Chattel Paper, Supporting Obligations and General Intangibles comprising part or all of the Collateral; or (h) Demand and receive possession of any of Seller's federal and state income tax returns and the books, records and accounts utilized in the preparation thereof or referring thereto. Any and all attorneys' fees, expenses, costs, liabilities and obligations incurred by Purchaser with respect to the foregoing shall be added to and become part of the Obligations and shall be due on demand.
18.2 Application of Proceeds.  The proceeds received by Purchaser from the disposition of or collection of any of the Collateral shall be applied to such extent and in such manner as Purchaser shall determine in its sole discretion. If any deficiency shall arise, Seller shall remain liable to Purchaser therefore. In the event that, as a result of the disposition of any of the Collateral, Purchaser directly or indirectly enters into a credit transaction with any third party, Purchaser shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of such credit transaction or deferring the reduction thereof until the actual receipt by Purchaser of cash therefore from such third party.
18.3 Online Access.  Upon an Event of Default, all of Seller’s rights and access to any online internet services that Purchaser makes available to Seller shall be provisional pending Seller’s curing of all such Events of Default.  During such period of time, Purchaser may limit or terminate Seller’s access to online services.  Seller acknowledges that the information Purchaser makes available to Seller through online internet access, both before and after an Event of Default, constitutes and satisfies any duty to respond to a request for accounting or request regarding a statement of account that is referenced in the Uniform Commercial Code as enacted in the State of California.
18.4 Standards of Commercial Reasonableness.  After an Event of Default, the parties acknowledge that it shall be presumed commercially reasonable and Purchaser shall have no duty to undertake to collect any Account, including those in which Purchaser receives information from an Account Debtor that a dispute exists.  Furthermore, in the event Purchaser undertakes to collect or enforce an obligation of an Account Debtor or any other person obligated on the Collateral and ascertains that the possibility of collection is outweighed by the likely costs and expenses that will be incurred, Purchaser may at any such time cease any further collection efforts and such action shall be considered commercially reasonable.  Before Seller may, under any circumstances, seek to hold Purchaser responsible for taking any commercially unreasonable action, Seller shall first notify Purchaser in writing, of all of the reasons why Seller believes Purchaser has acted in any commercially unreasonable manner and advise Purchaser of the action that Seller believes Purchaser should take.
18.5 Remedies Cumulative.  In addition to the rights and remedies set forth in this Agreement, Purchaser shall have all other rights and remedies accorded a secured party under the Uniform Commercial Code as enacted in California and under any and all other applicable laws and in any other instrument or agreement now or hereafter entered into between Purchaser and Seller and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Purchaser of one or more of its rights or remedies shall not be deemed an election, nor bar Purchaser from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Purchaser to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

19. Account Stated.  Purchaser shall render to Seller a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Seller as an account stated, except to the extent that Purchaser receives, within sixty (60) days after the mailing of such statement, written notice from Seller of any specific exceptions by Seller to that statement, and then it shall be binding against Seller as to any items to which it has not objected.

20. Amendment and Waiver. Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Purchaser may have, nor shall any waiver by Purchaser hereunder be deemed a waiver of any default or breach subsequently occurring. Purchaser’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Purchaser would otherwise have.

21. Termination; Effective Date.
21.1. This Agreement will be effective on the date it is signed by the Parties, shall continue for the Term, and shall be automatically extended for successive Terms unless Seller shall provide written notice to Purchaser of its intention to terminate whereupon this Agreement shall terminate on the date set forth in said notice (an “Early Termination Date”) upon successful repayment of all outstanding Obligations.
21.2. Purchaser may terminate this Agreement and demand immediate payment of all outstanding Obligations at any time and for any reason.

22. No Lien Termination without Release. In recognition of the Purchaser's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser's liens on the Collateral unless and until Complete Termination has occurred. Seller understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

23. Conflict. Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

24. Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

25. Enforcement. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

26. Relationship of Parties. The relationship of the parties hereto shall be that of Seller and Purchaser of Accounts, and Purchaser shall not be a fiduciary of the Seller, although Seller may be a fiduciary of the Purchaser.

27. Attorneys’ Fees. Seller agrees to reimburse Purchaser on demand for:
27.1. The actual amount of all costs and expenses, including attorneys' fees, which Purchaser has incurred or may incur in;
27.1.1. Negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith; Any way arising out of or in connection with this Agreement, and whether or not arising out of a dispute which does not involve Purchaser;
27.1.2. Protecting, preserving or enforcing any lien, security or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought,  including but not limited to the defense of any Avoidance Claims or the defense of  Purchaser’s lien priority;
27.2. The actual costs, including photocopying (which, if performed by Purchaser's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process in any way relating to Seller. This provision shall survive termination of this Agreement; and
27.3. The actual amount of all costs and expenses, including attorneys' fees, which Purchaser may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Seller, including those (a) arising out the automatic stay, (b) seeking dismissal or conversion of the bankruptcy proceeding, or (c) opposing confirmation of Seller's plan thereunder.

28. Entire Agreement. No promises of any kind have been made by Purchaser or any third party to induce Seller to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

29. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

30. Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PARTIES ACTIONS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF.  THE PARTIES EACH ACKNOWLEDGE THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.  THE PARTIES EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.
IN THE EVENT THAT ANY PARTY HERETO ELECTS TO BRING ANY ACTION OR PROCEEDING IN THE STATE OF CALIFORNIA, RELATING TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS, THE PARTIES AGREE THAT SUCH ACTION OR PROCEEDING SHALL BE TRIED SOLELY THROUGH A JUDICIAL REFEREE AS PROVIDED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1.  THE PARTIES FURTHER AGREE TO THE APPOINTMENT OF JAMS AS THE REFEREE APPOINTMENT TO CONDUCT THE TRIAL AND SUCH RELATED PROCEEDINGS.  THE PARTIES AGREE THAT THE FILING OF ANY PRE-TRIAL MOTION OR ANY PRE-TRIAL PROVISIONAL REMEDY SHALL NOT OPERATE AS A WAIVER OF EACH PARTY’S RIGHT TO TRIAL SOLELY THROUGH A JUDICIAL REFEREE.  THE PARTIES ACKNOWLEDGE THAT THE JUDICIAL REFEREE WILL LIKELY CHARGE FEES AND COSTS OVER AND ABOVE THOSE NORMALLY CHARGED BY A COURT.  THE PARTIES AGREE TO INITIALLY EVENLY SPLIT THE FEES AND COSTS OF SUCH REFEREE BETWEEN THE PARTIES, SUBJECT TO SUCH FURTHER RULINGS BY THE REFEREE.

31. Venue; Jurisdiction. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Purchaser so elects, be instituted in any court sitting in the Chosen State, in the city in which Purchaser’s chief executive office is located, or if none, any court sitting in the Chosen State (the “Acceptable Forums”). Seller agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser to transfer such proceeding to an Acceptable Forum.

32. Service of Process. Seller agrees that Purchaser may effect service of process upon Seller by regular mail at the address set forth herein or at such other address as may be reflected in the records of Purchaser, or at the option of Purchaser by service upon Seller’s agent for the service of process.

33. Assignment. Purchaser may assign its rights and delegate its duties hereunder. Upon such assignment, Seller shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Purchaser.

34. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party  delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this  Agreement to such other party, provided that the failure to deliver such manually executed  counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

35. Notice
35.1. All notices required to be given to any party other than Purchaser shall be deemed given upon the first to occur of (a) a deposit thereof in a receptacle under the control of the United States Postal Service, (b) transmittal by electronic means to a receiver under the control of such party, or (c) actual receipt by such party or an employee or agent of such party. All notices to Purchaser shall be deemed given upon actual receipt by a responsible officer of Purchaser.
35.2. For the purposes hereof, notices hereunder shall be sent to the addresses set forth as Contact Addresses on the face page hereof, or to such other addresses as each such party may in writing hereafter indicate.

36. Definitions and Index to Definitions. The following terms used within this Agreement shall have the following meaning. All capitalized terms not defined within this Agreement shall have the meaning set forth in the Uniform Commercial Code:
(a) “Advance” – The funding of the Purchase Price
(b) “Advance Rate” – As stated in the General Rates and Fees.
(c) “Avoidance Claim” - Any claim that any lien or payment received by Purchaser is avoidable under the Bankruptcy Code, any other debtor relief statute, including fraudulent conveyance claims, or through receivership, assignment for the benefit of creditors or any equivalent type payment recovery laws, rules or regulations intended to benefit creditors.
(d) “Base Fees” - Initial Factoring Fee and Additional Factoring Fee (not to overlap).
(e) “Chosen State” - California.
(f) “Clearance Days”- None.
(g) “Closed” - A Purchased Account is closed upon receipt of full payment by Purchaser from a Payor or from the Seller (including its being charged to the Reserve Account).
(h) “Collateral”- All Seller’s now owned and hereafter acquired Accounts, Chattel Paper, Inventory, Equipment, Instruments, Investment Property, Documents, Letter of Credit Rights, Commercial Tort Claims, and General Intangibles.
(i) “Complete Termination” – Complete Termination occurs upon satisfaction of the following conditions: (1) Payment in full of all Obligations of Seller to Purchaser; (2) If Purchaser has issued or caused to be issued guarantees, promises, or letters of credit on behalf of Seller, acknowledgement from any beneficiaries thereof that Purchaser or any other issuer has no outstanding direct or contingent liability therein; or (3) Seller has executed and delivered to Purchaser a general release in the form required by Purchaser.
(j) “Concentration Limit” – As stated within the General Rates and Fees, or 25% of the entire amount outstanding from Seller.  The concentration limit refers to the percentage any debt from a single debtor has over the total amount outstanding from Seller’s purchased accounts.
(k) “Early Termination Date” – see Section 20.1 hereof.
(l) “Early Termination Fee” – None.
(m) “Eligible Account” - An Account that is acceptable for purchase as determined by Purchaser in the exercise of its reasonable sole credit or business judgment.
(n) “Events of Default” - See Section 16.1.
(o) “Exposed Payments” – Payments received by Purchaser from or for the account of a Payor that has become subject to a bankruptcy proceeding, to the extent such payments cleared the Payor’s deposit account within ninety (90) days of the commencement of said bankruptcy case.
(p) “Face Amount” - the amount initially invoiced on an Account at the time of purchase.
(q) “Factoring Fee(s)” – Refers to the Initial Factoring Fee or Additional Factoring Fee and means the Percentage in the amount aforementioned multiplied by the Face Amount of a Purchased Account, for each Factoring Fee Period or portion thereof, that any portion thereof remains unpaid, computed from the end of the Initial Fee Period to and including the date on which a Purchased Account is Closed.
(r) “Additional Factoring Fee” – As stated within the General Rates and Fees, or 30 days based on a 30 day month and 360 day year if unstated.

(s) “Initial Factoring Fee” - The first 30 days after the Purchase Price is paid to Seller or credited by Purchaser to Seller’s Reserve Account based on a 30 day month and 360 day year unless explicitly overridden within the General Rates and Fees.
(t) “Invoice” - The document that evidences or is intended to evidence an Account. Where the context so requires, reference to an Invoice shall be deemed to refer to the Account, Eligible Account or Purchased Account to which it relates.
(u) “Late Charge” – None.
(v) “Late Payment Date” - Ninety (90) days from the date on which a Purchased Account was Purchased.
(w) “Minimum Monthly Fee” - None.
(x) “Misdirected Payment Fee” – Unless otherwise stated in the General Rates and Fees, 20% of the amount of any payment (but in no event less than $1,000) on account of a Purchased Account which has been received by Seller and not delivered in kind to Purchaser on the next business day following the date of receipt by Seller, or 30% of the amount of any such payment which has been received by Seller as a result of any action taken by Seller to cause such payment to be made to Seller.
(y) “Obligations” - All present and future obligations owing by Seller to Purchaser whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any Bankruptcy Case in which Seller is a Debtor.  Without limiting the generality hereof, Seller acknowledges and agrees that the term "Obligations" shall include, all ledger debt of Seller, which shall mean and include all indebtedness of Seller now or hereafter owing to a third party, which Purchaser has heretofore or hereafter purchases from such third party, acquires by way of assignment, or in which Purchaser has heretofore or hereafter acquires a security interest, whether as a result of Purchaser factoring or financing the accounts receivable of such third party or otherwise.  Seller acknowledges that Purchaser will be relying upon this provision in factoring or financing the accounts receivable of such third parties (consisting of indebtedness and obligations now or hereafter due from Seller to such third parties), as well as in permitting Account Debtor’s  to incur other indebtedness due to Seller, but nothing herein shall constitute a commitment of any kind by Purchaser to factor or finance the accounts receivable of any third party to the extent they represent amounts owing by Seller to such third parties.
(z) “Parties” - Seller and Purchaser.
(aa) “Payor” - An Account Debtor or other obligor on an Account, or entity making payment thereon for the account of such party.
(bb) “Purchase Date” - The date on which Seller has been advised in writing that Purchaser has agreed to purchase an Account.
(cc) “Purchase Price” - The Face Amount of a Purchased Account.
(dd) “Purchased Accounts” - Accounts purchased hereunder which have not been Closed.
(ee) “Repurchased” - An Account has been repurchased when Seller has paid to Purchaser the then unpaid Face Amount.
(ff) “Required Reserve Amount” - The Reserve Percentage multiplied by the unpaid balance of Purchased Accounts.
(gg) “Reserve Account” - A bookkeeping account on the books of the Purchaser representing the portion of the Purchase Price which has not been paid by Purchaser to Seller, maintained by Purchaser to ensure Seller's performance with the provisions hereof.
(hh) “Reserve Percentage” - 100% less the Advance Rate.  The Reserve Percentage may be increased or decreased at any time in Purchaser’s sole discretion.
(ii) “Reserve Shortfall” - The amount by which the Reserve Account is less than the Required Reserve Amount.
(jj) “Term” – One Year.
(kk) “UCC” – The Uniform Commercial Code as adopted in the Chosen State.

[SIGNATURES AGREEING TO THE STANDARD TERMS AND CONDITIONS APPEAR ON THE FIRST PAGE]